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                                                                     EXHIBIT 99

                    WINTHROP PARTNERS 79 LIMITED PARTNERSHIP
                            FORM 10-QSB JUNE 30, 2000


SUPPLEMENTARY INFORMATION REQUIRED PURSUANT TO SECTION 9.4 OF THE PARTNERSHIP AGREEMENT

1. Statement of Cash Available for Distribution for the three months ended June 30, 2000:

   Net income                                                        $  246,000
   Add:   Depreciation and amortization charged to income not
          affecting cash available for distribution                      14,000
          Minimum lease payments received, net of interest
          income earned, on leases accounted for under the
          financing method                                               41,000
          Net proceeds from the sale of real property                   466,000

   Less:  Mortgage principal payments                                   (85,000)
          Gain on sale of real estate                                  (122,000)
          Cash to reserves                                               (6,000)
                                                                     ----------
          Cash Available for Distribution                            $  597,000
                                                                     ==========
          Distributions Allocated to General Partners                $   11,000
                                                                     ==========
          Distributions Allocated to Limited Partners                $  586,000
                                                                     ==========

2. Fees and other compensation paid or accrued by the Partnership to the General Partners, or their affiliates, during the three months ended June 30, 2000:

     Entity Receiving                              Form of
       Compensation                              Compensation                          Amount
-----------------------------       -------------------------------------------      ----------
Winthrop
Management LLC                      Property Management Fees                           $ 4,000

WFC Realty Co., Inc.
(Initial Limited Partner)           Interest in Cash Available for Distribution        $   293

One Winthrop Properties, Inc.
(General Partner)                   Interest in Cash Available for Distribution        $ 4,000

Linnaeus-Hampshire Realty
Limited Partnership
(General Partner)                   Interest in Cash Available for Distribution        $ 7,000